                                                                   EXHIBIT 99B11

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in Post-Effective Amendment No. 6 to the Registration Statement of Form N-1A of The Timothy Plan and to the use of our report dated January 17, 1997 on the financial statements and financial highlights. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

                                         TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 16, 1997